Exhibit 10.15

EXECUTION COPY

Loan No: 9100010227

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is entered into as of December 30, 2014 by and between LM FUNDING, LLC, a Florida limited liability company (“LMF”), and CRE FUNDING, LLC, a Florida limited liability company, as grantors (collectively “Grantors” and each a “Grantor”), and HEARTLAND BANK, an Arkansas state bank (“Secured Party”), on behalf of itself and its Affiliates (“Secured Party”).

R E C I T A L S

WHEREAS, LMF SPE#2, LLC, a Florida limited liability company, as borrower (“Borrower”), LMF, CGR63, LLC, a Florida limited liability company, and LM Funding Management, LLC, a Florida limited liability company, as guarantors, and Secured Party, as lender, are entering into a Credit Agreement dated on or about the date hereof (as it may be amended, restated or modified from time to time, the “Credit Agreement”).

WHEREAS, Grantors are the beneficial owners of all of the membership interests of Borrower, and LMF is manager of Borrower.

WHEREAS, Grantors are entering into this Pledge Agreement (as it may be amended, restated or modified from time to time, this “Agreement”) in order to, among other things, induce Secured Party to enter into and extend credit under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS

1.1. Reference to Pledge Agreement. Unless otherwise specified, all references herein to Articles, Sections, Preliminary Statements, Exhibits, and Schedules refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, this Agreement. All Exhibits and Schedules shall be deemed a part of this Agreement. All Schedules include amendments and supplements thereto from time to time.

1.2. Principles of Construction. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neutral, as the context indicates is appropriate. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. All references to agreements and other contractual instruments shall be deemed to include subsequent amendments, permitted assignments and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of any Loan Document. Furthermore, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

1.3. Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreement or in the UCC is used in this Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. All definitions herein shall be equally applicable to both the singular and plural forms of the defined terms. As used herein, the following terms have the meanings indicated:

“Borrower” shall have the meaning set forth in the recitals of this Agreement.

“Borrower Operating Agreement” shall mean the Operating Agreement of Borrower, dated as of September 1, 2011.

“Collateral” shall have the meaning set forth in Section 2.1.

“Control” shall have the meaning set forth in Section 9-314 of the UCC.

“Grantor” and “Grantors” have the meanings set forth in the introductory paragraph of this Agreement and includes each Grantor’s respective successors and assigns.

“Instrument” means any “instrument”, as such term is defined in Section 9.102(a)(47) of the UCC.

“Pledged Equity Interests” means all limited liability company interests issued by Borrower listed on Exhibit A, including but not limited to all rights to participate in the management of the Borrower as a member, and any and all certificates representing such limited liability company interests and any interest of Grantors on the books and records of Borrower with respect to such limited liability company interests and all dividends, other distributions, cash, warrants, rights, options, instruments, securities and other property or other Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Proceeds” means any “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC, and, in any event, shall include, but not be limited to, (a) any and all dividends and distributions with respect to any of the Pledged Equity Interests, (b) proceeds of any insurance, indemnity, warranty, or guaranty payable to any Grantor from time to time with respect to any of the Pledged Equity Interests, (c) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Pledged Equity Interests by any Governmental Authority (or any person acting under color of Governmental Authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Equity Interests.

“Section” means a numbered Section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, the Obligations (as defined in the Credit Agreement), whether or not (a) such Obligations arise or accrue before or after the filing by or against any Grantor of a petition under the Bankruptcy Code, or any similar filing by or against any Grantor under the laws of any jurisdiction, or any bankruptcy, insolvency, receivership or other similar proceeding, (b) such Obligations are allowable under Section 502(b)(2) of the Bankruptcy Code or under any other insolvency proceedings, (c) the right of payment in respect of such Obligations is reduced to judgment, or (d) such Obligations are liquidated, unliquidated, similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several, matured, disputed, undisputed, legal, equitable, secured, or unsecured.

“Security” has the meaning set forth in Section 8-102(a)(15) of the UCC.

“Security Interests” means the pledge and security interests securing the Secured Obligations, including (a) the pledge and security interest in the Collateral granted in this Agreement, and (b) all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Specified LLC Rights” means any equity interests, securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for the Pledged Equity Interests.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Florida; provided, however, that in any event, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of Secured Party’s Security Interest in any Collateral is governed by the UCC (or other similar law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of Florida, the term “UCC” shall mean the Uniform Commercial Code (or other similar law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions.

2. GRANT OF SECURITY INTEREST

2.1. Grant of Security Interest.

(a) As collateral security for the Secured Obligations, each Grantor hereby pledges and grants to Secured Party (including its Affiliates), a first priority Lien on and security interest in and to, and agrees and acknowledges that Secured Party has and shall continue to have, a Security Interest in and to, all of such Grantor’s right, title and interest in and to (i) the Pledged Equity Interests and (ii) all Proceeds of the Pledged Equity (all of the property being described in the preceding clauses (i) and (ii) the “Collateral”), whether now owned or hereafter acquired, wherever located, howsoever arising or created and whether now existing or hereafter arising, existing or created.

(b) The Security Interests are granted as security only and shall not subject Secured Party or any holder of the Secured Obligations to, or transfer or in any way modify, any Obligations or liability of any Grantor with respect to any of the Collateral.

2.2. Grantors Remains Liable. Notwithstanding anything to the contrary contained herein, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral, and under the Borrower’s Operating Agreement, to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral or under the Borrower’s Operating Agreement, and (c) Secured Party shall not have any obligations or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement or under the Borrower Operating Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3. Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that describe the Collateral and contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to Secured Party promptly upon request.

3. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants to Secured Party that:

3.1. Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, free and clear of all other Liens, and has full power and authority to grant to Secured Party the Security Interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Agreement has been duly authorized by proper limited liability company proceedings, and this Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a Security Interest which is enforceable against such Grantor in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit B, Secured Party will have a fully perfected first priority Security Interest in that Collateral in which a Security Interest may be perfected by filing, subject to no other Liens.

3.2. Conflicting Laws and Contracts. Neither the execution and delivery by each Grantor of this Agreement, the creation and perfection of the Security Interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor or such Grantor’s articles or certificate of incorporation, bylaws, articles of organization or operating agreement or other charter documents, as the case may be, the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of Secured Party).

3.3. Reserved.

3.4. Litigation. There is no litigation investigation or governmental proceeding threatened against any Grantor or any of its properties which would reasonably be expected to result in a Material Adverse Event with respect to the Collateral or such Grantor.

3.5. No Other Names. No Grantor has conducted business under any name except the name in which it has executed this Agreement.

3.6. No Default or Event of Default. No Default or Event of Default has occurred.

3.7. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed in any jurisdiction except (a) financing statements naming Secured Party as the secured party, and (b) as permitted by Section 4.1(d).

3.8. Pledged Equity Interests. Exhibit A sets forth a true, correct, and complete list of the Pledged Equity Interests. Each Grantor is the direct and beneficial owner of the Pledged Equity Interests set forth in Exhibit A free and clear of any Liens, except for the security interest granted to Secured Party hereunder. Each Grantor further represents and warrants that (a) all such Pledged Equity Interests are duly and validly issued, are fully paid and non-assessable and (b) none of the Pledged Equity Interests are certificated, and they are not Securities as defined in Article 8 of the UCC of the applicable jurisdiction.

4. COVENANTS. From the date of this Agreement, and thereafter until this Agreement is terminated:

4.1. General.

(a) Inspection. Each Grantor will permit Secured Party, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, Grantor’s officers, employees, and accountants all at such reasonable times and intervals as Secured Party may determine, and all at such Grantor’s expense.

(b) Taxes. Each Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists and as to which appropriate reserves are being maintained.

(c) Records and Reports; Notification of a Default and Event of Default. Each Grantor will maintain true, complete, and accurate books and records with respect to the Collateral, and furnish to Secured Party such reports relating to the Collateral at such intervals as Secured Party shall from time to time reasonably request. Grantor will, upon becoming aware thereof, give prompt notice in writing to Secured Party of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which would reasonably be expected to materially and adversely affect the Collateral. Each Grantor shall mark its books and records to reflect the Security Interest of Secured Party under this Agreement.

(d) Financing Statements and Other Actions; Defense of Title. Each Grantor will deliver to Secured Party all financing statements and deliver to the Secured Party the originals of all certificates (if any) evidencing any of the Pledged Equity Interests and take such other actions as may from time to time be reasonably requested by Secured Party in order to maintain a first perfected Security Interest in the Collateral and/or to otherwise enable the Secured Party to enjoy its interest, rights and remedies under this Agreement. Each Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(e) Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral except as permitted under the Credit Agreement.

(f) Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except the Security Interest created by this Agreement.

(g) Change in Location, Jurisdiction of Organization or Name. No Grantor will (a) maintain a place of business at a location other than a location specified on Exhibit D, (b) change its name or taxpayer identification number, (c) change its mailing address, or (d) change its jurisdiction of organization, unless in each case such Grantor shall have given Secured Party not less than thirty (30) days’ prior written notice thereof, and Secured Party shall have reasonably determined that such change will not adversely affect the validity, perfection or priority of Secured Party’s Security Interest in the Collateral. Prior to making any of the foregoing changes, any Grantor shall execute and deliver all such additional documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of its Security Interest in all of the Collateral.

(h) Other Financing Statements. No Grantor will sign and/or file or authorize the signing and/or filing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except for financing statements naming the Secured Party as secured party.

4.2. Securities. Each Grantor will (a) deliver to Secured Party immediately upon execution of this Agreement the originals of all certificates evidencing any Collateral (if any), (b) hold in trust for Secured Party upon receipt and immediately thereafter deliver to Secured Party any future certificates evidencing Collateral, and (c) upon Secured Party’s request, deliver to Secured Party (and thereafter hold in trust for Secured Party upon receipt and immediately deliver to Secured Party) any other document evidencing or constituting Collateral.

4.3. Stock, Pledged Equity Interests, and Other Ownership Interests.

(a) Issuance of Securities. No Grantor shall permit any Pledged Equity Interest to at any time constitute a Security or consent to the issuer of any such interests taking any action to have such interests treated as a Security unless (i) Secured Party has consented to such action in writing, and (ii)(A) all certificates or other documents constituting such Security have been delivered to Secured Party and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (B) Secured Party has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security, and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

4.4. Compliance with Agreements. Each Grantor shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business.

4.5. Compliance with Laws. Each Grantor shall comply, in all material respects, with all applicable laws, rules, regulations, and orders of any court or Governmental Authority.

4.6. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Grantors, each Grantor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem reasonably necessary or desirable (a) to assure Secured Party that its Security Interests hereunder are perfected with a first priority Lien and (b) to carry out the provisions and purposes of this Agreement, including (i) the filing of such financing statements as Secured Party may require, (ii) furnishing to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, and (iii) taking all actions required by law in any relevant UCC, or by other law as applicable in any foreign jurisdiction. Each Grantor shall promptly endorse and deliver to Secured Party all documents, instruments, and chattel paper that it now owns or may hereafter acquire with respect to the Collateral.

5. EVENTS OF DEFAULT

5.1. Remedies. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or any other Loan Document (as such term is defined in the Credit Agreement), and subject to the terms and conditions of the Cure Agreement, Secured Party may exercise any or all of the following rights and remedies:

(a) Those rights and remedies provided in this Agreement, Credit Agreement or any other applicable Loan Document.

(b) Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a Grantor is in default under a security agreement.

(c) Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Neither Secured Party’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale.

(d) During the existence of any Event of Default, all payments and distributions made on behalf of any Grantor’s Specified LLC Rights shall be paid or delivered to Secured Party (except that if the Secured Party has not taken any other material enforcement action, such Grantor may receive tax distributions (in accordance with Section 4.5 of the Borrower Operating Agreement) and distribute same as “Tax Distributions” under the Credit Agreement), and each Grantor agrees to take all such action as Secured Party may deem necessary or appropriate to cause all such payments and distributions to be made to Secured Party. Further, Secured Party shall have the right, during the existence of any Event of Default, to notify and direct Borrower (subject as aforesaid with respect to tax distributions) to make all payments, dividends, and any other distributions payable in respect thereof directly to Secured Party. Borrower shall be fully protected in relying on the written statement of Secured Party that it then holds a Security Interest which entitles it to receive such payments and distributions. Any and all money and other property paid over to or received by Secured Party hereunder shall be retained by as additional Collateral hereunder or applied to the Obligations.

(e) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, each Grantor shall furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose Security Interests created hereunder and sell such Investment Property, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(f) If Secured Party sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral, and Grantors shall be credited with the Proceeds of the sale

6. WAIVERS, AMENDMENTS AND REMEDIES. No delay or omission of Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Secured Party and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until this Agreement has been terminated pursuant to Section 8.11.

7. PROCEEDS

7.1. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the Proceeds of the Collateral may be applied by Secured Party to payment of the Secured Obligations in such manner and order as Secured Party may elect in its sole discretion.

8. GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Section 9.1, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Subject to the provisions of applicable law, Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Secured Party may further postpone such sale by announcement made at such time and place.

8.2. Secured Party Performance of Grantors’ Obligations. Without having any obligation to do so, Secured Party may perform or pay any Obligations which any Grantor has agreed to perform or pay in this Agreement, and Grantors shall reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 8.2. Grantors’ obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.3. Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party, and appoints Secured Party as its attorney in fact, coupled with an interest, (a) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in Secured Party’s sole discretion to perfect and to maintain the perfection and priority of Secured Party’s Security Interest in the Collateral, (b) during the existence of any Event of Default, to indorse and collect any cash Proceeds of the Collateral, (c) to apply the Proceeds of any Collateral received by Secured Party to the Secured Obligations as provided in Section 7 and (d) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and each Grantor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Agreement, the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

8.4. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(f), 4.2, or 8.6 or in Section 7 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other Obligations of such Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 8.4 shall be specifically enforceable against such Grantor.

8.5. Reserved.

8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral, except for dispositions permitted under the Credit Agreement, and notwithstanding any course of dealing between Grantors and Secured Party or other conduct of Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as permitted under the Credit Agreement) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

8.7. Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Grantors, Secured Party and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of Secured Party.

8.8. Survival of Representations. All representations and warranties of Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

8.9. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by Grantors, together with interest and penalties, if any. Grantors shall reimburse Secured Party for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by Secured Party in connection with the preparation, execution, delivery, and administration of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). In addition, Grantors shall be obligated to pay all of the costs and expenses incurred by Secured Party, including attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against Secured Party or any Grantor concerning any matter arising out of or connected with this Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. Any and all costs and expenses incurred by Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by Grantors.

8.10. Headings. The title of and Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

8.11. Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations (except Secured Obligations consisting of contingent indemnification provisions for which no claim has been asserted) have been paid in full in cash in full and no commitments of Secured Party which would give rise to any Secured Obligations are outstanding; provided that any termination of this Agreement under this Section 8.11 is subject to Section 8.18. Upon any such termination, the Secured Party shall (i) return any original certificates evidencing the Pledged Equity Interests previously delivered by the Grantors to the Secured Party, (ii) authorize, at the expense of the Grantors, UCC-3 termination statements to be filed terminating financing statements filed to perfect the Security Interests and (iii) at the expense of the Grantors, take such other actions as the Grantors may reasonably request to reflect such termination.

8.12. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.13. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF FLORIDA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.14. INDEMNITY. GRANTORS DO HEREBY ASSUME ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST OF SECURED PARTY, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREE TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF GRANTORS OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF GRANTORS OR OF OTHERS.. GRANTORS DO HEREBY INDEMNIFY, SAVE, AND HOLD SECURED PARTY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND SECURED PARTY AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES (COLLECTIVELY, “CLAIMS”), INCLUDING COURT COSTS AND ATTORNEYS’ FEES, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS SECTION 8.14 WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN FINAL AND NONAPPEALABLE JUDGMENT.

8.15. Limitation of Obligations.

(a) The provisions of this Agreement are severable, and in any action or proceeding involving any applicable law affecting the rights of creditors generally, if the Obligations of Grantors under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Grantors’ liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Grantors or Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being Grantors’ “Maximum Liability”).

(b) Notwithstanding any or all of the Secured Obligations becoming unenforceable against any Grantor or the determination that any or all of the Secured Obligations shall have become discharged, disallowed, invalid, illegal, void or otherwise unenforceable as against any Grantor (whether by operation of any present or future law or by order of any court or governmental agency), the Secured Obligations shall, for the purposes of this Agreement, continue to be outstanding and in full force and effect.

8.16. Reserved.

8.17. Reserved.

8.18. Recovered Payments. The Secured Obligations shall be deemed not to have been paid, observed or performed, and the Grantors’ obligations under this Agreement in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by any Grantor is recovered from or paid over by or for the account of Secured Party for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Secured Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Secured Party (whether or not consented to by Grantors) of any claim for any such recovery or payment over. Each Grantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder whenever such a recovery or payment over occurs.

9. NOTICES

9.1. Sending Notices. Whenever any notice is required or permitted to be given under the terms of this Agreement, the same shall, except as otherwise expressly provided for in this Agreement, be given in writing, and sent by: (a) certified mail, return receipt requested, postage pre-paid; (b) a national overnight delivery service; (c) hand delivery with written receipt acknowledged; or (d) facsimile, followed by a copy sent in accordance with clause (b) or (c) of this Section 9.1 sent the same day as the facsimile, in each case to the address or facsimile number (together with a contemporaneous copy to each copied addressee), as applicable, set forth in Exhibit D. Grantors and Secured Party shall not conduct communications contemplated by this Agreement by electronic mail or other electronic means, except by facsimile transmission as expressly provided in this Section 9.1, and the use of the phrase “in writing” or the word “written” shall not be construed to include electronic communications except by facsimile transmissions as expressly provided in this Section 9.1. Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or facsimile, the next Business Day if sent by overnight courier, or three (3) Business Days after posting if sent by certified mail, return receipt requested; provided that any notice received after 5:00 p.m. Little Rock, Arkansas time on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day.

9.2. Change in Address for Notices. Any Grantor and Secured Party may change the address for service of notice upon it by a notice in writing to the other parties.

9.3 Subject to Agreements. The terms and provisions of this Agreement are (whether or not expressly so stated above) subject to the terms and provisions of the Borrower Operating Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, each Grantor and Secured Party have executed this Agreement as of the date first above written.

GRANTORS:

LM FUNDING, LLC,
a Florida limited liability company

By:
Name:	Carol Gould
Title:	Manager

CRE FUNDING, LLC,
a Florida limited liability company

By:	CRE Capital, LLC, a Florida limited liability company and Manager of CRE Funding, LLC

By:
	Name:	Konstantin V. Katsadouros
	Title:	Manager

SECURED PARTY:

HEARTLAND BANK,
an Arkansas state bank

By:
Name:	Phil Thomas
Title:	Executive Vice President

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

EXHIBIT A

List of Pledged Equity Units

Grantor	Issuer	Certificate Number	Membership Interests

LM Funding, LLC	LMF SPE#2, LLC	N/A	95%

CRE Funding, LLC	LMF SPE#2, LLC	N/A	5%

Exhibit A to Pledge Agreement

EXHIBIT B

UCC Filing Jurisdictions

Grantor	Jurisdiction
LM Funding, LLC	Florida Secretary of State
CRE Funding, LLC	Florida Secretary of State

Exhibit B to Pledge Agreement

EXHIBIT C

Federal Employer Identification Number

Grantor	Federal Employer Identification Number
LM Funding, LLC	45-3685695
CRE Funding, LLC	45-3411551

Exhibit C to Pledge Agreement

EXHIBIT D

Principal Place of Business and Mailing Address:

LM Funding LLC

302 Knights Run Ave Suite #1000

Tampa, Florida 33602

Attention: Carol Gould

Fax No.: (813) 221-7909

With a copy of notices to be sent to:

Business Law Group, P.A.

302 Knights Run Avenue

Suite 1000

Tampa, FL 33602

Fax No.: (813) 221-7909

CRE Funding, LLC

[address]

Attention:

Fax No.: [●]

With a copy of notices to be sent to:

Exhibit D to Pledge Agreement